UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNITIL CORPORATION

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

This proxy statement supplement (this “Supplement”) dated April 8, 2024, updates certain information in the definitive proxy statement of Unitil Corporation (the “Company”) dated March 29, 2024 (the “Proxy Statement”) relating to the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Proxy Statement was filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2024, and first mailed to shareholders of the Company on or about March 29, 2024. This Supplement should be read together with the Proxy Statement. Except as described herein, this Supplement does not amend, replace, supplement or otherwise affect the Proxy Statement or the information contained therein.

Third Amended and Restated 2003 Stock Plan

On March 18, 2024, the Company’s Board of Directors (the “Board”) approved, subject to shareholder approval at the 2024 Annual Meeting, the amendment and restatement of the Second Amended and Restated 2003 Stock Plan in its entirety (the “March 18 Amendment”) to, among other things, amend Section 4.1 thereof to increase the maximum number of shares of common stock (“Shares”) available for awards to participants under the Second Amended and Restated 2003 Stock Plan by 700,000 Shares, from 677,500 Shares to 1,377,500 Shares in the aggregate.

On March 29, 2024, the Company filed the Proxy Statement, which included the March 18 Amendment.

On April 3, 2024, Institutional Shareholder Services Inc. issued a recommendation (the “ISS Recommendation”) to vote against the March 18 Amendment, which recommendation was based, in part, on the proposed increase of 700,000 Shares.

On April 5, 2024, in response to the ISS Recommendation, the Board revised its prior approval of the March 18 Amendment. As revised, the Board approved, subject to shareholder approval at the 2024 Annual Meeting, the amendment and restatement of the Second Amended and Restated 2003 Stock Plan in its entirety (the “Third Amended and Restated 2003 Stock Plan”) to, among other things, amend Section 4.1 thereof to increase the maximum number of Shares available for awards to participants under the Second Amended and Restated 2003 Stock Plan by 350,000 Shares, from 677,500 Shares to 1,027,500 Shares. Notably, the Board reduced the proposed increase from 700,000 Shares to 350,000 Shares.

Accordingly, the “replacement text” in each row of the following table replaces, in its entirety, the text that appears in the Proxy Statement on the page number and at the location in the Proxy Statement noted to the left of such text. The “marked text” in each row shows the text in the Proxy Statement that was deleted (as stricken text) and the “replacement text” that replaces it (as underlined text).

Page Number	Topic Heading / Location	Replacement Text	Marked Text
2	Meeting Summary, Item 2	Approval of the Unitil Corporation Third Amended and Restated 2003 Stock Plan (which amends and restates the Company’s Second Amended and Restated 2003 Stock Plan to increase the maximum number of shares of common stock (no par value) of the Company available for awards to plan participants by 350,000 shares, from 677,500 shares to 1,027,500 shares in the aggregate), including the material terms of the plan. The Board recommends a vote FOR this proposal. Information on Proposal No. 2 is included in the section entitled Proposal 2: Approval of the Unitil Corporation Third Amended and Restated 2003 Stock Plan.	Approval of the Unitil Corporation Third Amended and Restated 2003 Stock Plan (which amends and restates the Company’s Second Amended and Restated 2003 Stock Plan to increase the maximum number of shares of common stock (no par value) of the Company available for awards to plan participants by ~~700,000~~350,000 shares, from 677,500 shares to ~~1,377,500~~1,027,500 shares in the aggregate), including the material terms of the plan. The Board recommends a vote FOR this proposal. Information on Proposal No. 2 is included in the section entitled Proposal 2: Approval of the Unitil Corporation Third Amended and Restated 2003 Stock Plan.

54	Second Amended and Restated Stock Plan, second paragraph	On April 5, 2024, subject to shareholder approval at the Annual Meeting, the Board amended and restated, the Second Amended Stock Plan to increase the maximum number of shares available for awards to participants under the Second Amended Stock Plan. A description of the Second Amended Stock Plan, as amended and restated as the Third Amended and Restated 2003 Stock Plan (the “Third Amended Stock Plan”), is included in Proposal 2: Approval of the Unitil Corporation Third Amended and Restated 2003 Stock Plan.	On ~~March 18~~April 5, 2024, subject to shareholder approval at the Annual Meeting, the Board amended and restated, the Second Amended Stock Plan to increase the maximum number of shares available for awards to participants under the Second Amended Stock Plan. A description of the Second Amended Stock Plan, as amended and restated as the Third Amended and Restated 2003 Stock Plan (the “Third Amended Stock Plan”), is included in Proposal 2: Approval of the Unitil Corporation Third Amended and Restated 2003 Stock Plan.

102	Proposal 2 – Approval of the Unitil Corporation Third Amended and Restated Stock Plan, first paragraph	In Proposal 2, we are asking shareholders to approve the Unitil Corporation Third Amended and Restated 2003 Stock Plan (which amends and restates the Second Amended and Restated 2003 Stock to increase the maximum number of shares of common stock available for awards to plan participants by 350,000 shares, from 677,500 shares to 1,027,500 shares in the aggregate), including the material terms of the plan.	In Proposal 2, we are asking shareholders to approve the Unitil Corporation Third Amended and Restated 2003 Stock Plan (which amends and restates the Second Amended and Restated 2003 Stock to increase the maximum number of shares of common stock available for awards to plan participants by ~~700,000~~350,000 shares, from 677,500 shares to ~~1,377,500~~1,027,500 shares in the aggregate), including the material terms of the plan.

102	Information About the Third Amended and Restated Stock Plan, third paragraph	On April 5, 2024, subject to shareholder approval, the Board amended and restated the Second Amended Stock Plan to increase the maximum number of shares of common stock available for awards to participants under the Second Amended Stock Plan by 350,000 shares, from 677,500 shares to 1,027,500 shares in the aggregate, (as amended and restated, the “Third Amended Stock Plan”).	On ~~March 18~~April 5, 2024, subject to shareholder approval, the Board amended and restated the Second Amended Stock Plan to increase the maximum number of shares of common stock available for awards to participants under the Second Amended Stock Plan by ~~700,000~~350,000 shares, from 677,500 shares to ~~1,377,500~~1,027,500 shares in the aggregate, (as amended and restated, the “Third Amended Stock Plan”).

103	Information About the Third Amended and Restated Stock Plan, first paragraph	The Board believes that the Third Amended Stock Plan is in the best interests of our Company and our shareholders, and recommends approval of the Third Amended Stock Plan. Shareholder approval of the Third Amended Stock Plan is required by Section 303A.08 of the New York Stock Exchange Listed Company Manual. The Third Amended Stock Plan, which will provide for 350,000 additional shares of our common stock to be issued from time to time under the terms and conditions of the Third Amended Stock Plan, is proposed because the current inventory of shares previously approved by shareholders, 677,500 shares, has been nearly depleted. The Third Amended Stock Plan, if approved, will reserve the shares from our currently authorized share capital, generally to be drawn upon annually for grants of restricted stock, Directors’ restricted stock units, and Directors’ common stock. It is estimated that 350,000 shares should provide sufficient shares of common stock under the Third Amended Stock Plan for approximately five years. Other than the proposed increase to the maximum number of shares available under the Second Amended Stock Plan, no other material changes to the Second Amended Stock Plan are being proposed.	The Board believes that the Third Amended Stock Plan is in the best interests of our Company and our shareholders, and recommends approval of the Third Amended Stock Plan. Shareholder approval of the Third Amended Stock Plan is required by Section 303A.08 of the New York Stock Exchange Listed Company Manual. The Third Amended Stock Plan, which will provide for ~~700,000~~350,000 additional shares of our common stock to be issued from time to time under the terms and conditions of the Third Amended Stock Plan, is proposed because the current inventory of shares previously approved by shareholders, 677,500 shares, has been nearly depleted. The Third Amended Stock Plan, if approved, will reserve the shares from our currently authorized share capital, generally to be drawn upon annually for grants of restricted stock, Directors’ restricted stock units, and Directors’ common stock. It is estimated that ~~700,000~~350,000 shares should provide sufficient shares of common stock under the Third Amended Stock Plan for approximately~~10~~five years. Other than the proposed increase to the maximum number of shares available under the Second Amended Stock Plan, no other material changes to the Second Amended Stock Plan are being proposed.

103	Information About the Third Amended and Restated Stock Plan, third paragraph	As of the Record Date, the number of outstanding shares of our common stock was 16,164,023, and the total number of shares remaining in reserve for issuance in connection with the Second Amended Stock Plan was 46,533. The Board believes that these available shares are insufficient for future business purposes of the Second Amended Stock Plan. If shareholders approve the Third Amended Stock Plan, then approximately 396,533 shares will be available for issuance under the Third Amended Stock Plan. Issuance of additional shares of common stock would dilute the voting rights of existing shareholders and would also dilute earnings per share and book value per share of existing shareholders, although any dilutive effect as a result of issuance of shares from the Third Amended Stock Plan is estimated to be immaterial as issuances are expected to be in small increments each year.	As of the Record Date, the number of outstanding shares of our common stock was 16,164,023, and the total number of shares remaining in reserve for issuance in connection with the Second Amended Stock Plan was 46,533. The Board believes that these available shares are insufficient for future business purposes of the Second Amended Stock Plan. If shareholders approve the Third Amended Stock Plan, then approximately ~~746,533~~396,533 shares will be available for issuance under the Third Amended Stock Plan. Issuance of additional shares of common stock would dilute the voting rights of existing shareholders and would also dilute earnings per share and book value per share of existing shareholders, although any dilutive effect as a result of issuance of shares from the Third Amended Stock Plan is estimated to be immaterial as issuances are expected to be in small increments each year.

116	Appendix A, Article 4.1(a), Number of Shares Available for Grants	Subject to adjustment as provided in Section 4.2, the maximum number of Shares available for Awards to Participants under the Plan shall be 1,027,500 Shares. The 1,027,500 Shares referred to in the immediately preceding sentence includes 177,500 Shares initially made available for Awards to Participants under the Plan, 500,000 Shares added to the Plan as of April 19, 2012, and 350,000 Shares added to the Plan as of May 1, 2024. To the extent all or any portion of an Award expires before vesting, is forfeited, or is paid in cash, the Shares subject to such portion of the Award shall again be available for issuance under the Plan. For avoidance of doubt, if Shares are returned to the Company in satisfaction of taxes relating to a Restricted Stock Award, such issued Shares shall not become available again under the Plan.	Subject to adjustment as provided in Section 4.2, the maximum number of Shares available for Awards to Participants under the Plan shall be ~~1,377,500~~1,027,500 Shares. The ~~1,377,500~~1,027,500 Shares referred to in the immediately preceding sentence includes 177,500 Shares initially made available for Awards to Participants under the Plan, 500,000 Shares added to the Plan as of April 19, 2012, and ~~700,000~~350,000 Shares added to the Plan as of May 1, 2024. To the extent all or any portion of an Award expires before vesting, is forfeited, or is paid in cash, the Shares subject to such portion of the Award shall again be available for issuance under the Plan. For avoidance of doubt, if Shares are returned to the Company in satisfaction of taxes relating to a Restricted Stock Award, such issued Shares shall not become available again under the Plan.

A shareholder of record of the Company that desires to revoke or change the shareholder’s proxy may do so at any time prior to the meeting by following the procedures described in the Proxy Statement or at the meeting. A shareholder that beneficially owns the shareholder’s shares in street name and that desires to revoke or change the shareholder’s voting instructions must contact the shareholder’s bank, broker or other nominee and follow its procedures for revoking or changing the shareholder’s voting instructions. Previously submitted proxies or voting instructions that are not revoked or changed will continue to count as votes for or against, or instructions to vote for or against, Proposal No. 2 in the Proxy Statement, as indicated on such proxies or voting instructions.

Proxy Card

The proxy card attached to the Proxy Statement that was filed with the SEC on March 29, 2024 contained a numbering error in which Proposal No. 4 was incorrectly numbered. Accordingly, the proxy card attached to this Supplement replaces, in its entirety, the proxy card attached to the Proxy Statement that was filed with the SEC on March 29, 2024.

The proxy card that was first mailed to shareholders of the Company on or about March 29, 2024 did not contain the numbering error.

Additional Information and Where to Find It

On March 29, 2024, the Company filed the Proxy Statement with the SEC relating to the 2024 Annual Meeting. On or about March 29, 2024, the Company began mailing to its shareholders the Proxy Statement, the accompanying proxy card, and the accompanying annual report for the fiscal year ended December 31, 2023. The Company urges its shareholders to read the Proxy Statement and the accompanying annual report because those documents contain important information about the Company and the 2024 Annual Meeting.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s filings are available to the public over the internet at the SEC’s web site at www.sec.gov. Shareholders and investors may request a copy of any of these documents at no cost (other than an exhibit to the filing unless the Company has specifically incorporated that exhibit by reference into the filing), by telephoning the Company at 1-800-999-6501 or by writing to the Company at the following address:

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Attention: Sandra L. Whitney, Corporate Secretary

Certain Information Regarding Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2024 Annual Meeting under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of the Company’s directors and executive officers in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 13, 2024, and (ii) the Proxy Statement for the 2024 Annual Meeting, which was filed with the SEC on March 29, 2024. To the extent that the Company’s directors’ and executive officers’ holdings of the Company’s securities have changed from the amounts printed in the Proxy Statement for the 2024 Annual Meeting, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 and/or Form 5, respectively, filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Your vote matters – here’s how to vote! You may vote online instead of mailing this card.

Votes submitted electronically must be received by May 1, 2024, at 1:00 A.M. (EDT)

Online Go to www.investorvote.com/UTL or scan the QR code. Login details are located in the shaded bar below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at http://www.investorvote.com/UTL

2024 Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all nominees in Proposals 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors each for a term of three years:									+

		For	Withhold		For	Withhold		For	Withhold
	01 - Suzanne Foster	☐	☐	02 - Thomas P. Meissner, Jr.	☐	☐	03 - Justine Vogel	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve the Unitil Corporation Third Amended and Restated 2003 Stock Plan	☐	☐	☐	3.	To ratify the selection of independent registered accounting firm, Deloitte & Touche LLP, for fiscal year 2024	☐	☐	☐

4.	Advisory vote on the approval of Executive Compensation	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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03XYQB

Unitil Corporation

2024 Annual Meeting of Shareholders

Wednesday, May 1, 2024, 11:30AM

(EDT) 6 Liberty Lane West

Hampton, New Hampshire 03842

Dear Shareholder:

The Unitil Corporation 2024 Annual Meeting of Shareholders will be held on Wednesday, May 1, 2024, at the Company’s headquarters in Hampton, New Hampshire.

Please review the enclosed proxy statement as it contains important information relating to the management of the Company and the business of the Annual Meeting. We hope you will participate in the Annual Meeting as your vote is very important. We encourage you to vote to ensure that your voice is represented, and to vote promptly.

If you would like additional information or have questions, please contact us at InvestorRelations@unitil.com, or call us at 800-999-6501.

Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.investorvote.com/UTL

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Unitil Corporation	+

Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 1, 2024

Robert B. Hevert, Daniel J. Hurstak and Thomas P. Meissner, Jr., or any of them, each with the power of substitution, are hereby authorized as Proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Unitil Corporation to be held on May 1, 2024, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors listed in items 1, and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.
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